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                                                                     Exhibit 5.1

                   Buchanan Ingersoll Professional Corporation
                               Eleven Penn Center
                         1835 Market Street, 14th Floor
                             Philadelphia, PA 19103

                                                                   July 31, 2002

Stonepath Group, Inc.
Two Penn Center Plaza - Suite 305
Philadelphia, Pennsylvania 19103

Re:      Stonepath Group, Inc.

Gentlemen:

         This opinion is being furnished in connection with the Registration Statement on Form S-3 filed by Stonepath Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of the resale of 4,992,513 shares of Common Stock (the "Shares") which may be offered and sold from time to time by the selling shareholders identified in the preliminary prospectus (the "Selling Shareholders") who will receive the Shares upon the exercise of warrants issued to them on or about the effective date of the Registration Statement (the "Warrants") or the conversion of shares of Series D Preferred Stock issued to them on or about the effective date of the Registration Statement (the "Preferred Shares").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates or records as we have deemed necessary or appropriate as bases for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Upon the basis of such examination, we advise you that in our opinion, the Shares will be, upon their issuance in accordance with the Warrants or Preferred Shares, as applicable, duly and validly authorized, validly issued, fully paid and non-assessable. It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.




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Stonepath Group, Inc.
July 31, 2002
Page 2



         We consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments. We also consent to the reference to our firm under the caption "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


                                            BUCHANAN INGERSOLL
                                            PROFESSIONAL CORPORATION



                                            By:  /s/  Brian S. North
                                               ---------------------------------
                                                  Brian S. North, a Shareholder